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                                                                     EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lance, Inc.


We consent to incorporation by reference in Registration Statements No. 2-77150, No. 2-88540, No. 33-41866, No. 33-58839, No. 333-25539 and No.
333-35646 of Lance, Inc. on Form S-8 of our report dated January 31, 2002 relating to the consolidated balance sheets of Lance, Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the fiscal years in the three-year period ended December 29, 2001.


                                    /s/  KPMG LLP

Charlotte, North Carolina
February 22, 2002